UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2012 (March 1, 2012)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 1, 2012, Mid-America Apartment Communities, Inc., (“MAA”), through Mid-America Apartments, L.P., MAA’s operating partnership, (the “Borrower”), entered into a $150 million unsecured term loan agreement (the “Agreement”). The facility has a term of five years.

Outstanding amounts under the facility will bear interest at a variable rate based upon three-month LIBOR, plus a spread based on MAA’s total leverage as indicated in the following table.

Pricing Level	Leverage Ratio	LIBOR Rate Loans	Alternate Base Rate
Pricing Level I	< 45%	1.40%	0.40%
Pricing Level 2	>= 45% but <50%	1.65%	0.65%
Pricing Level 3	>= 50% but < 55%	1.90%	0.90%
Pricing Level 4	>= 55%	2.15%	1.15%

If MAA obtains an additional investment grade rating, the facility will bear interest at a variable rate based upon the applicable LIBOR, plus a spread based upon the investment grade rating as indicated in the following table.

Pricing Level	Credit Rating Level	LIBOR Rate Loans	Alternate Base Rate
Pricing Level I	Credit Rating Level 1	1.10%	0.10%
Pricing Level 2	Credit Rating Level 2	1.35%	0.35%
Pricing Level 3	Credit Rating Level 3	1.50%	0.50%
Pricing Level 4	Credit Rating Level 4	2.05%	1.05%

Keybank National Association and J.P. Morgan Securities, LLC acted as joint lead arrangers; Keybank National Association served as administrative agent; JPMorgan Chase Bank, N.A. served as syndication agent; and Regions Bank, UBS Loan Finance LLC and Bank of Montreal acted as co-documentation agents. Other lenders also included Fifth Third Bank, PNC Bank, National Association and First Tennessee Bank National Association.

MAA and certain subsidiaries of MAA have agreed to guarantee the Borrower’s obligations under the Agreement.

The Agreement contains affirmative and negative covenants usual and customary for financings generally and also contains financial covenants that, among other things, require certain leverage and secured debt ratios, unencumbered asset levels and fixed charge coverage.

MAA intends to use the loan proceeds, among other things, to refinance existing lines of secured credit facilities, for the acquisition and/or development of properties, and for other general corporate purposes.

On March 1, 2012, MAA borrowed $50 million under the Agreement, primarily to pay down outstanding balances under its existing secured credit facilities.

A copy of the Agreement will be filed as an Exhibit to MAA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2012, MAA entered into the Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

Item 7.01. Regulation FD Disclosure

On March 5, 2012, the registrant issued a press release announcing the closing of a $150 million unsecured term loan agreement.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description
	99.1	Press Release dated March 5, 2012
(furnished)

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2012, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: March 5, 2012	By: /s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)